UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hines Global REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	26-3999995
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, TX	77056-6118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates:  333-156742

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1.              Description of Registrant's Securities to be Registered.

This registration statement relates to common stock, par value $0.001 per share, of the registrant (the “Common Stock”).  The description of the Common Stock set forth under the heading “Description of Capital Stock” in the registrant’s registration statement on Form S-11 (SEC File No. 333-156742) (the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2009, and as amended by Amendments No. 1 through 3 filed with the Commission on March 18, 2009, June 16, 2009 and August 3, 2009, is incorporated herein by reference.  The Company further incorporates by reference herein Post-Effective Amendment No. 1 to the Registration Statement, filed with the Commission on April 20, 2010 and any other amendments to the Registration Statement filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.              Exhibits.

1	Articles of Amendment and Restatement of Hines Global REIT, Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated herein by reference)

2	Bylaws of Hines Global REIT, Inc. (filed as Exhibit 3.2 to Amendment No. 1 to the Registration Statement on March 18, 2009 and incorporated herein by reference)

3	Form of Subscription Agreement (filed as Appendix B to the prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on April 20, 2010 and incorporated herein by reference)

4
Hines Global REIT, Inc. Distribution Reinvestment Plan (filed as Appendix C to the prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on April 20, 2010 and incorporated herein by reference)

5
Share Redemption Program (included under the heading “Description of Capital Stock — Share Redemption Program” in the prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on April 20, 2010 and incorporated herein by reference)

1

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hines Global REIT, Inc.

April 30, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

2

EXHIBIT INDEX

Exhibit No.	Exhibit
(1)
Articles of Amendment and Restatement of Hines Global REIT, Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement originally filed on January 15, 2009 (File No. 333-156742) (the “Registration Statement”) on August 3, 2009 and incorporated herein by reference)

(2)	Bylaws of Hines Global REIT, Inc. (filed as Exhibit 3.2 to Amendment No. 1 to the Registration Statement on March 18, 2009 and incorporated herein by reference)
(3)	Form of Subscription Agreement (filed as Appendix B to the prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on April 20, 2010 and incorporated herein by reference)
(4)
Hines Global REIT, Inc. Distribution Reinvestment Plan (filed as Appendix C to the prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on April 20, 2010 and incorporated herein by reference)

(5)
Share Redemption Program (included under the heading “Description of Capital Stock — Share Redemption Program” in the prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on April 20, 2010 and incorporated herein by reference)